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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

As independent public accountants, we hereby consent to the use of our report (and all references to our Firm), which is included in SCC Communications Corp.'s registration statement on Form S-1 (Registration No. 333-49767) filed with the Securities and Exchange Commission and which is incorporated by reference in this Registration Statement on Form S-8 pertaining to the registration of 2,101,055 shares of common stock, $0.001 par value, of SCC Communications Corp. authorized for issuance pursuant to the SCC Communications Corp. 1998 Stock Incentive Plan and the SCC Communications Corp. Employee Stock Purchase Plan.



                                                ARTHUR ANDERSEN LLP

Denver, Colorado
September 22, 1998